Release Immediately                                                                                                                                                           EXHIBIT 99.1
08-02-S

HERCULES TIANPU CHEMICALS INCIDENT

WILMINGTON, DE, January 14, 2008 . . . Hercules Tianpu Chemicals, a 40% owned joint venture company of Hercules Incorporated (NYSE: HPC), reported an incident on January 13th at one of the methylcellulose production lines in China.  Initial assessments by the joint venture indicate that the incident may have been caused by a fire in a filtering system in final packaging.  Necessary resources have been deployed to insure restoration of operations.

Two employees were injured.  Both are being treated and are expected to make a full recovery.

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Hercules manufactures and markets chemical specialties globally for making a variety of products for home, office and industrial markets.  For more information, visit the Hercules website at www.herc.com.

Media Contact:                                            John S. Riley                                 (302) 594-6025
Investor Contact:                                        Stuart L. Fornoff                           (302) 594-7151